SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2004

CARDIAC SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19567	33-0465681
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Main Street, Suite 700 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 797-3800

N/A

(Former name or former address, if changed since last report.)

Item 5. – Other Events and Regulation FD Disclosure.

On July 20, 2004, Cardiac Science, Inc. (the “Registrant”) announced that it had completed a private placement of common stock and warrants raising approximately $12.4 million in gross proceeds. The financing was led by Perseus, LLC, a current investor in the Registrant.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

This announcement is not an offer to sell securities of the Registrant, and any opportunity to participate in the private placement was available to a very limited group of investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Amended and Restated Registration Rights Agreement and the form of Warrant to Purchase Common Stock, which are filed as Exhibits to this report and are incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. – Exhibits

(c)	Exhibits.

Exhibit Number	Description
4.1	Purchase Agreement, dated July 20, 2004, by and among Cardiac Science, Inc. and the purchasers named therein.

4.2	Amended and Restated Registration Rights Agreement, dated July 20, 2004, by and among Cardiac Science, Inc. and the investors named therein.

4.3	Form of Warrant to Purchase Common Stock.

99.1	Press Release dated July 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIAC SCIENCE, INC.

July 22, 2004	/s/ Roderick de Greef
Roderick de Greef,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Purchase Agreement, dated July 20, 2004, by and among Cardiac Science, Inc. and the purchasers named therein.

4.2	Amended and Restated Registration Rights Agreement, dated July 20, 2004, by and among Cardiac Science, Inc. and the investors named therein.

4.3	Form of Warrant to Purchase Common Stock.

99.1	Press Release dated July 20, 2004.